Exhibit 11.



Norwest Corporation and Subsidiaries
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)

In thousands, except per common share amounts            Quarter Ended
                                                         September 30,
                                                        1996        1995
PRIMARY:
 Weighted average number of common shares
  outstanding .....................................    370,635     329,149
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price ....................................      3,686       2,687
                                                       374,321     331,836

Net income ........................................   $288,985     245,138
 Less dividends accrued on preferred stock ........      4,442      11,706
 Net income, as adjusted ..........................   $284,543     233,432

 Net income per common share ......................   $   0.76        0.70

FULLY DILUTED:
 Weighted average number of common shares
  outstanding .....................................    370,635     329,149
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price or period-end market price,
  whichever is higher .............................      4,462       3,381
 Assumed conversion of 6 3/4% convertible
  subordinated debentures due 2003 ................         17          21
 Assumed conversion of Cumulative Convertible
  Preferred Stock .................................          -       8,428
                                                       375,114     340,979

Net income ........................................   $288,984     245,138
 Less dividends accrued on preferred stock ........      4,440       9,091
 Add 6 3/4% convertible subordinated debentures
  interest and amortization of debt expense,
  net of income tax effect ........................          1           1
 Net income, as adjusted ..........................   $284,545     236,048

 Net income per common share.......................   $   0.76        0.69

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                                                             Exhibit 11.
                                                             (continued)


Norwest Corporation and Subsidiaries
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)

In thousands, except per common share amounts          Nine Months Ended
                                                         September 30,
                                                        1996        1995
PRIMARY:
 Weighted average number of common shares
  outstanding .....................................    364,754     322,436
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price ....................................      3,469       2,230
                                                       368,223     324,666

Net income ........................................   $845,773     696,264
 Less dividends accrued on preferred stock ........     13,323      32,582
 Net income, as adjusted ..........................   $832,450     663,682

 Net income per common share ......................   $   2.26        2.04

FULLY DILUTED:
 Weighted average number of common shares
  outstanding .....................................    364,754     322,436
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price or period-end market price,
  whichever is higher .............................      4,348       3,538
 Assumed conversion of 6 3/4% convertible
  subordinated debentures due 2003 ................         18          25
 Assumed conversion of Cumulative Convertible
  Preferred Stock .................................          -      11,204
                                                       369,120     337,203

Net income ........................................   $845,773     696,264
 Less dividends accrued on preferred stock ........     13,323      21,971
 Add 6 3/4% convertible subordinated debentures
  interest and amortization of debt expense,
  net of income tax effect ........................          3           4
 Net income, as adjusted ..........................   $832,453     674,297

 Net income per common share.......................   $   2.26        2.01

                                   36
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